Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

This following unaudited pro forma condensed combined balance sheet as of September 30, 2019 is based on the historical balance sheets of Mateon Therapeutics, Inc. (“Mateon”) and PointR Data, Inc. (“PointR”) and has been prepared to reflect the merger as if it had been completed on the balance sheet date of September 30, 2019. In April 2019, Mateon acquired Oncotelic, Inc (Oncotelic). That acquisition was treated as a recapitalization and reverse acquisition for financial accounting purposes. Oncotelic was considered the acquirer for accounting purposes, and Mateon’s historical financial statements before the acquisition have been since replaced with the historical financial statements of Oncotelic.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are based on the pro forma statements of operations of Mateon, post the reverse acquisition of Oncotelic, filed with Mateon’s Current Report under Form 8-K/A filed on July 5, 2019 and incorporated by reference herewith, and PointR and have been prepared to reflect the merger as if it had been completed on January 1, 2018. The following unaudited pro forma condensed combined balance sheet as of September 30, 2019, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 have been prepared based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of PointR based on their estimated fair values.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions which are preliminary and have been made solely for purposes of developing such pro forma information. In addition, the pro forma condensed combined financial statements do not include any potential operation efficiencies or cost savings from expected synergies. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma balance sheet is presented as if the acquisition had occurred on September 30, 2019 and is derived from unaudited consolidated balance sheets of Mateon and PointR at September 30, 2019.

The unaudited pro forma statements of operations are derived from the historical statements of operations of Mateon and PointR and are presented as if the acquisition occurred on January 1, 2018 and give effect to certain pro forma adjustments, if any. The pro forma statement of operations includes any adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based upon currently available information and assumptions that we believe to be reasonable.

The pro forma financial statements have been prepared by management for illustrative purposes only, in accordance with Article 8-05 of Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Mateon and PointR been a combined company during the specified periods. The pro forma financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the pro forma financial statements;
●	the audited financial statements of Oncotelic for the years ended December 31, 2018 and 2017 and the related notes thereto, filed as Exhibit 99.2 to the Current Report on Form 8-K/A filed on July 5, 2019.

MATEON THERAPEUTICS, INC. AND SUBSIDIARY

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(in thousands, except per share data)

			Proforma		Proforma
	Mateon	PointR	Adjustment (a)		Combined
	(unaudited)
ASSETS
Current assets:
Cash	$16	$198	$-		$214
Accounts receivable	-	10	-		10
Prepaid expenses	55	7	-		62
Total current assets	71	215	-		286

Net Property & Equipment	-	57	-		57

Long-term investment	1,769	-	-		1,769
Intangibles, net of accumulated amortization	937	-	1,377	(b)	2,314
Goodwill	4,751	-	15,785	(c)	20,536
Other Assets	-	417	(206	)(d (i))	211
Total assets	$7,528	$689	$16,956		$25,173

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$1,630	$20	$-		$1,650
Accounts payable to related party	610	-	-		610
Convertible debt, related party	38	-	-		38
Convertible debt	450	1,167	(1,373	)(d (ii))	244

Total current liabilities	2,728	1,187	(1,373)		2,542

Contingent consideration	-	-	2,625	(e)	2,625

Stockholders’ equity (deficit):
Convertible Preferred stock	2	-	8	(f)	10
Common stock	835	1	(1	)(g)	835
Additional paid-in capital	12,609	5	15,193	(f)	27,807
Accumulated deficit	(8,646)	(504)	504	(g)	(8,646)

Total stockholders’ equity (deficit)	4,800	(498)	15,704		20,006

Total liabilities and stockholders’ equity (deficit)’	$7,528	$689	$16,956		$25,173

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

MATEON THERAPEUTICS, INC. AND SUBSIDIARY

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Unaudited)

(in thousands, except per share data)

			Proforma	Proforma
	Mateon	PointR	Adjustment	Combined

Revenues	-	89	-	89

Operating expenses:
Research and development	63	-	275 (b)	338
Selling, general and administrative	650	295	-	945

Total operating expenses	713	295	275	1,283

Loss from operations	(713)	(206)	(275)	(1,194)

Other expense:
Interest expense	-	(27)		(27)
Income tax benefit	-	43	-	43
Total other expense	-	16	-	16

Net Loss	(713)	(190)	(275)	(1,178)

Basic and diluted net loss per share attributable to common stock				(0.00)
Basic and diluted weighted average common stock outstanding			276,133	276,133

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

MATEON THERAPEUTICS, INC. AND SUBSIDIARY

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Unaudited)

(in thousands, except per share data)

			Proforma	Proforma
	Mateon	PointR	Adjustment	Combined

Revenues	$-	$10	$-	$10

Operating expenses:
Research and development	1,109	-	207 (b)	1,316
Selling, general and administrative	1,959	479	-	2,438

Total operating expenses	3,068	479	207	3,754

Loss from operations	(3,068)	(469)	(207)	(3,744)

Other expense:
Interest expense	(89)	(25)	-	(114)
Income tax benefit	-	149	-	149
Total other expense	(89)	124	-	35

Net Loss	$(3,157)	$(345)	$(207)	$(3,709)

Basic and diluted net loss per share attributable to common stock				$(0.07)
Basic and diluted weighted average common stock outstanding			52,131,543	52,131,543

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Mateon Therapeutics, Inc. and Subsidiaries

Notes to the Pro Forma Condensed Combined Financial Statements (Unaudited)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X, and present the pro forma financial position and the results of operations of the combined companies based upon the historical data of Mateon Therapeutics, Inc. (“Mateon”) and PointR Data, Inc (“PointR”). In April 2019, Mateon acquired Oncotelic, Inc (Oncotelic). That acquisition was treated as a recapitalization and reverse acquisition for financial accounting purposes. Oncotelic was considered the acquirer for accounting purposes, and Mateon’s historical financial statements before the acquisition have been since replaced with the historical financial statements of Oncotelic.

Description of Transaction

On August 17, 2019, the Company entered into an Agreement and Plan of Merger (the “PointR Merger Agreement”) with PointR. Upon the terms of, and subject to the satisfaction of the conditions described in, the PointR Merger Agreement, PointR would be merged with and into a newly formed subsidiary of the Company (the “PointR Merger Sub”), with PointR surviving the merger as a wholly-owned subsidiary of the Company. The merger is intended to create a publicly-traded artificial intelligence driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma.

On November 1, 2019, the Company entered into Amendment No. 1 (the “Amendment”) to the PointR Merger Agreement with PointR. The Amendment revised certain terms of the PointR Merger Agreement to provide that holders of PointR common stock would receive shares of the Company’s Preferred Stock in lieu of the Company’s Common Stock in connection with the merger. The Amendment revised the terms of the milestones for earn-out payment as well.

On November 4, 2019, pursuant to the terms of the PointR Merger Agreement the Company completed the merger with PointR. On the effectiveness of the merger, the outstanding common stock of PointR immediately prior to the merger, including the conversion of a $200,000 note with accrued interest, excluding any shares of PointR held by stockholders exercising dissenters’ appraisal rights, was converted solely into the right to receive approximately 84,475 shares of the Company’s Preferred Stock.

Immediately following the closing of the Merger, the former PointR security holders own approximately 23.29% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon the conversion of the Company’s Preferred Stock), and the Company’s stockholders prior to the Merger own approximately 76.71% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Company’s Preferred Stock).

Basis of Presentation

Mateon has concluded that the transaction represents a business combination pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, wherein Mateon is the acquirer. Mateon has not yet completed a final valuation analysis of the fair market value of PointR’s assets to be acquired and liabilities to be assumed. The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when PointR has determined and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes in allocations to intangible assets and goodwill based on the results of certain valuations and other studies that have yet to be completed, (2) other changes to assets and liabilities and (3) changes to the ultimate purchase consideration.

Note 2 – Preliminary Purchase Price

Pursuant to the Merger Agreement, at the closing of the transaction, Mateon issued to PointR stockholders a number of preferred shares of Mateon representing approximately 23.29% of the fully diluted shares of common stock of the combined company. The purchase price of approximately $17.8 million, includes $15.2 million represents the consideration transferred from Mateon at the time of the merger transaction and $2.6 million of contingent consideration issuable upon PointR achieving certain milestones, Mateon issued 84,475 shares of preferred stock of the Company, related to the $15 million of consideration and including $0.2 million of short term debt repaid by Mateon inclusive of accrued interest thereon, and convertible at a rate of 1,000 shares of common stock per preferred stock, and was calculated based on the purchase prices divided by the price of the common stock of Mateon and does not include the $2.6 million of contingent consideration.

The number of shares of common stock equivalents Mateon issued to PointR stockholders, for purposes of this unaudited pro forma condensed combined financial information, is calculated pursuant to the terms of the Merger Agreement based on Mateon common stock outstanding as of November 4, 2019, as follows:

$15,205,473 divided by $0.18 = 84,474,854 shares of common stock
84,474,854 shares of common stock divided by 1000 = 84,475 shares of preferred stock
Combined ownership of common stock equivalents = 360,638,491 shares
PointR’s ownership of combined common stock equivalents = 23.29%

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. The purchase price allocation will remain preliminary until Mateon’s management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed as of the transaction closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements for the reasons described in Note 1.

For purposes of this pro forma analysis, the purchase price as of September 30, 2019 has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities assumed (in thousands):

Assets and Liabilities Acquired:
Cash	$198

Fixed Assets	57

Other assets assumed (excluding cash and fixed assets)	434
Identifiable intangible assets	1,377
Liabilities assumed	(20)

Net assets acquired	2,046
Goodwill	15,785
Purchase price	$17,831

Note 3 – Pro Forma Adjustments

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Based on Mateon management’s review of Mateon’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Mateon to conform to the accounting policies of PointR are not expected to be significant.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

(a)	Reflects the allocation of the purchase price to the assets, liabilities and equity in connection with the merger.

(b)

Reflects adjustments to the intangible asset, as well as the annualized amortization thereof based on a useful life of 5 years, acquired by Mateon to the estimated fair value of PointR. As part of the preliminary valuation analysis, PointR identified the intangible asset. The fair value of the identifiable intangible asset is determined primarily using the “income approach,” which requires a forecast of all the expected future cash flows.

The following table summarizes the estimated fair value of the identifiable intangible asset acquired, their useful life, and method of amortization (in thousands):

	Estimated Fair Value	Estimated Useful Life (Years)	Annual Amortization Expense
Intangible asset – IPR&D	$1,377	5	$275
Amortization of IPR&D for YE 2018			$275
Amortization of IPR&D for 9 months ended September 30, 2019			$207

(c)	To record the following adjustment to goodwill (in thousands):

Recording of goodwill	$15,785

(d)	(i) To record the elimination of the loan from PointR to Mateon upon consolidation:

Record elimination of loan upon consolidation	206
Total	$206

(ii) To record the repayment of PointR debt in Mateon convertible Preferred Stock and elimination of loan from PointR to Mateon upon consolidation:

Record repayment of PointR debt in Mateon Stock	$1,167
Record elimination of loan upon consolidation	206
Total	$1,373

(e)	To record the contingent consideration of potential issuance of Mateon stock upon achievement of certain milestones contained in the Merger Agreement:

Record contingent liability	$2,625
Total	$2,625

(f)	To record the issuance of Mateon’s convertible Preferred Stock at par and additional paid in capital to PointR:

Record Issuance of preferred stock and additional paid in capital	$15,201
Total	$15,201

(g)	To record adjustments to common stock and accumulated deficit for PointR:

Record elimination of common stock of PointR	$1
Total	$1

Record elimination of accumulated deficit of PointR	$504
Total	$504